CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-3 of our report dated June 29, 2012, relating to the consolidated financial statements of The Tile Shop, LLC and Subsidiary appearing in Registration Statement No. 333-182482 on Form S-4, which is amended hereby, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 29, 2012